Exhibit 99.1


  Announces Operating Results for the Three and Six Months Ended June 30, 2007


    WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--Aug. 7, 2007--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and six months ended June 30, 2007 and announced that net income available to common stockholders for the second quarter of 2007 was $8.6 million or $0.36 per diluted share. For the same period in 2006, net income available to common stockholders was $7.7 million or $0.33 per diluted share, which included income from discontinued operations of $0.1 million. Revenues for the three months ended June 30, 2007 were $19.8 million compared to $18.6 million for the same period last year.

    For the six months ended June 30, 2007, net income available to common stockholders was $16.8 million or $0.71 per diluted share. For the same period in 2006, net income available to common stockholders was $47.1 million or $1.88 per diluted share, which included a gain of $31.9 million from the sale of four assisted living properties and discontinued operations related to properties sold of $0.7 million. Net income from continuing operations was $25.1 million or $0.70 per diluted share during the six months ended June 30, 2007 as compared to $23.1 million or $0.62 per diluted share during the same period last year. Revenues for the six months ended June 30, 2007, were $38.5 million versus $36.7 million for the same period last year.

    The Company announced that it had invested $1.4 million in the second quarter of 2007 under agreements to expand and renovate 12 properties operated by seven different operators. The total commitment under these agreements is $8.7 million, of which $7.7 million had been invested as of June 30, 2007. These investments are at an average yield of approximately 10%.

    The Company has scheduled a conference call on Tuesday, August 7, 2007, beginning at 10:00 a.m. Pacific time, in order to comment on the Company's performance and operating results for the quarter ended June 30, 2007. The conference call is accessible by dialing 866-271-0675 passcode 24142826. The international number is 617-213-8892. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our website. An audio replay of the conference call will be available from August 7, 2007 through August 22, 2007. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 99443379.

    At June 30, 2007, LTC had investments in 109 skilled nursing properties, 94 assisted living properties and two schools in 30 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company's website at www.ltcproperties.com.

    This press release includes statements that are not purely historical and are "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company's management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.


                         LTC PROPERTIES, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
     (Unaudited, amounts in thousands, except per share amounts)

                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2007     2006     2007     2006
                                  --------- -------- -------- --------
Revenues:
  Rental income                    $14,430  $12,777  $28,815  $25,407
  Interest income from mortgage
   loans and notes receivable        3,785    4,001    7,254    8,322
  Interest and other income          1,578    1,868    2,453    2,951
                                  --------- -------- -------- --------
    Total revenues                  19,793   18,646   38,522   36,680
                                  --------- -------- -------- --------

Expenses:
  Interest expense                   1,235    1,780    2,483    3,651
  Depreciation and amortization      3,575    3,409    7,116    6,872
  Legal expenses                       116      120      145      170
  Operating and other expenses       1,938    1,384    3,527    2,711
                                  --------- -------- -------- --------
    Total expenses                   6,864    6,693   13,271   13,404
                                  --------- -------- -------- --------
Income before non-operating income
 and minority interest
Minority interest                       86       86      172      172
                                  --------- -------- -------- --------
Income from continuing operations   12,843   11,867   25,079   23,104
Discontinued operations:
  Income from discontinued
   operations                           --      122       --      688
  Gain (loss) on sale of assets,
   net                                  --       --      149   31,938
                                  --------- -------- -------- --------
Net income from discontinued
 operations                             --      122      149   32,626
                                  --------- -------- -------- --------
Net income                          12,843   11,989   25,228   55,730
Preferred stock dividends           (4,234)  (4,306)  (8,473)  (8,615)
                                  --------- -------- -------- --------
Net income available to common
 stockholders                       $8,609   $7,683  $16,755  $47,115
                                  ========= ======== ======== ========

Net Income per Common Share from
 Continuing Operations net of
 Preferred Stock Dividends:
  Basic                              $0.37    $0.32    $0.70    $0.62
                                  ========= ======== ======== ========
  Diluted                            $0.36    $0.32    $0.70    $0.62
                                  ========= ======== ======== ========
Net Income per Common Share from
 Discontinued Operations:
  Basic                                $--    $0.01    $0.01    $1.40
                                  ========= ======== ======== ========
  Diluted                              $--    $0.01    $0.01    $1.33
                                  ========= ======== ======== ========
Net Income per Common Share
 Available to Common Stockholders:
  Basic                              $0.37    $0.33    $0.71    $2.02
                                  ========= ======== ======== ========
  Diluted                            $0.36    $0.33    $0.71    $1.88
                                  ========= ======== ======== ========

Basic weighted average shares
 outstanding                        23,529   23,339   23,505   23,314
                                  ========= ======== ======== ========

    NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.

    Reconciliation of Funds From Operations ("FFO")

    FFO is a supplemental measure of a REIT's financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company's FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.

    The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, in thousands, except per share amounts):


                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                      2007     2006     2007     2006
                                  --------- -------- -------- --------

Net income available to common
 stockholders                       $8,609   $7,683  $16,755  $47,115
Add: Real estate depreciation        3,575    3,431    7,116    6,916
Add: Non-cash compensation charges     635      252      979      504
Less (gain)/add loss on sale of
 assets, net                            --       --     (149) (31,938)
                                  --------- -------- -------- --------
FFO available to common
 stockholders                      $12,819  $11,366  $24,701  $22,597
                                  ========= ======== ======== ========

Less: Non-cash compensation
 charges                              (635)    (252)    (979)    (504)
                                  --------- -------- -------- --------
FFO including preferred stock
 redemption, impairment and non-
 cash compensation charges         $12,184  $11,114  $23,722  $22,093
                                  ========= ======== ======== ========

Basic FFO available to common
 stockholders per share              $0.55    $0.49    $1.05    $0.97
                                  ========= ======== ======== ========
Diluted FFO available to common
 stockholders per share              $0.53    $0.48    $1.02    $0.94
                                  ========= ======== ======== ========

Basic FFO including non-cash
 compensation charges per share      $0.52    $0.48    $1.01    $0.95
                                  ========= ======== ======== ========
Diluted FFO including non-cash
 compensation charges per share      $0.50    $0.47    $0.98    $0.93
                                  ========= ======== ======== ========


                         LTC PROPERTIES, INC.
                     CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except per share amounts)

                                       June 30, 2007 December 31, 2006
                                       ------------- -----------------
ASSETS                                  (unaudited)
Real Estate Investments:
  Buildings and improvements, net of
   accumulated depreciation and
   amortization: 2007 -- $109,043; 2006
   -- $102,091                             $347,148          $351,148
  Land                                       34,942            35,048
  Mortgage loans receivable, net of
   allowance for doubtful accounts:
   2007 -- $860; 2006 -- $1,280              88,541           116,992
                                       ------------- -----------------
     Real estate investments, net           470,631           503,188
Other Assets:
  Cash and cash equivalents                  63,562            29,887
  Debt issue costs, net                         425               548
  Interest receivable                         2,627             3,170
  Prepaid expenses and other assets          18,175            16,771
  Notes receivable                            3,492             4,264
  Marketable securities                       6,462             9,939
                                       ------------- -----------------
     Total Assets                          $565,374          $567,767
                                       ============= =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings                                 $--               $--
Mortgage loans payable                       47,723            48,266
Bonds payable                                 5,130             5,545
Accrued interest                                348               358
Accrued expenses and other liabilities        5,214             6,223
Distributions payable                         3,416             3,423
                                       ------------- -----------------
     Total Liabilities                       61,831            63,815

Minority interest                             3,518             3,518
Stockholders' equity:
Preferred stock $0.01 par value; 15,000
 shares authorized; shares issued and
 outstanding: 2007 -- 8,820; 2006 --
 8,834                                      209,012           209,341
Common stock: $0.01 par value; 45,000
 shares authorized; shares issued and
 outstanding: 2007 -- 23,724; 2006 --
 23,569                                         237               236
Capital in excess of par value              333,617           332,149
Cumulative net income                       468,061           442,833
Other                                         1,127             1,693
Cumulative distributions                   (512,029)         (485,818)
                                       ------------- -----------------
     Total Stockholders' Equity             500,025           500,434
                                       ------------- -----------------
     Total Liabilities and
      Stockholders' Equity                 $565,374          $567,767
                                       ============= =================

    CONTACT: LTC Properties, Inc.
             Andre C. Dimitriadis, Chairman
             Wendy L. Simpson, CEO & President
             805-981-8655